UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2022

MIX TELEMATICS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Republic of South Africa	001-36027	Not Applicable
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

750 Park of Commerce Blvd
Suite 100	Boca Raton
Florida	33487	+1	(887)	585-1088
(Address of Principal Executive Offices)		Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 25 Ordinary Shares, no par value	MIXT	New York Stock Exchange
Ordinary Shares, no par value		New York Stock Exchange (for listing purposes only)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 24, 2022, MiX Telematics North America Inc. (“MiX Telematics North America”), a 100% owned subsidiary of MiX Telematics Limited (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Trimble Inc. (“Trimble”) to acquire Trimble’s Field Service Management business (“FSM”) in North America for total consideration of between $6.7 million and $9.5 million, as further detailed below (the “Transaction”).

Overview of Transaction

The Purchase Agreement incorporates (i) a Supply Agreement in respect of which Trimble undertakes to provide certain hardware, comprising telematics kits and other parts as required for the fulfilment of subscription contracts for a transitional period; (ii) a Source Code License Agreement in respect of which Trimble grants MiX Telematics North America a non-exclusive, non-transferable license to certain software in respect of hardware used by subscribers; and (iii) a Transition Services Agreement in respect of which Trimble undertakes to provide access to certain applications and network connections to support ongoing operations and customer account management.

FSM’s North American operations include the sale and support of telemetry and video solutions that enable back-office monitoring and visualization for fleet services management in a number of industries. The Transaction presents an opportunity for the Company to increase its scale in North America and to further diversify its North American business by expanding its presence in market verticals. such as construction and last mile logistics. Pursuant to the Transaction, MiX Telematics North America will assume control of FSM’s operations from the closing date which is expected to be on or about September 2, 2022 (“Closing Date”). MiX Telematics North America will also acquire all existing FSM subscriber contracts and the related revenue streams on the Closing Date.

Payment of Consideration and Closing Conditions

MiX Telematics North America will pay an upfront fee of $300 per subscription contract where the FSM customer has purchased or agreed to purchase 4G hardware as of the day immediately prior to the Closing Date and where the contractual term expires on or after the 18-month anniversary of the Closing Date. Based on an anticipated 12,500 such subscription contracts, the upfront fee has been calculated as $3.8 million and is payable on the Closing Date. MiX Telematics North America will also pay additional payments where subscription contracts are subsequently entered into with FSM customers (that were customers on the Closing Date). Depending on the hardware requirements of these customers and specific contract terms, Trimble will be paid between $200 and $300 per subscription contract. These additional payments will be made in respect of the renewal of existing subscriptions as well as for new subscriptions entered into by FSM customers with MiX Telematics North America. Assuming 75% of the total subscriber base is subject to upfront or additional payments, it is expected that an additional $4.7 million of consideration will be payable to Trimble. These payments will be made approximately every three months, ending on March 2, 2024, as the terms of the subscription contracts in effect on the Closing Date are concluded. The estimated total consideration for additional payments will not exceed $6.4 million which assumes a 100% conversion rate, which the Company believes is unlikely.

The Transaction is subject to the satisfaction of certain customary conditions, including those related to the accuracy of the parties’ respective representations and warranties, the performance by the parties of their respective covenants and agreements and the absence of a material adverse effect with respect to FSM.The Purchase Agreement provides for undertakings, warranties and indemnities which are customary of transactions of this nature.

Item 7.01. Regulation FD Disclosure.

This report contains a copy of the submission to the Johannesburg Stock Exchange by the Company announcing the execution of the Purchase Agreement. The submission is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including the information contained in the presentation furnished as Exhibit 99.1 hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Submission to the Johannesburg Stock Exchange –Acquisition of Trimble Field Service Management Business

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX TELEMATICS LIMITED

By: /s/ Paul Dell
Name: Paul Dell
Title: Chief Financial Officer

Date: August 25, 2022

Exhibit 99.1

MIX TELEMATICS LIMITED
(Incorporated in the Republic of South Africa)
(Registration number 1995/013858/06)
JSE share code: MIX ISIN: ZAE000125316
NYSE share code: MIXT
(“MiX Telematics” or “the Company”)

ACQUISITION OF TRIMBLE FIELD SERVICE MANAGEMENT BUSINESS

INTRODUCTION
Shareholders are advised that MiX Telematics North America Inc. (“MiX Telematics North America”), a 100% owned subsidiary of the Company, has entered into an Asset Purchase Agreement with Trimble Inc. (“Trimble”) to acquire Trimble’s Field Service Management business (“FSM”) in North America for an expected total consideration of between $6.7 million and $9.5 million, as further detailed below (the “Transaction”).

NATURE OF BUSINESS OF FSM
FSM’s North American operations include the sale and support of telemetry and video solutions that enable back-office monitoring and visualization for fleet services management in a number of industries.
RATIONALE FOR THE TRANSACTION
The Transaction presents an opportunity for the Company to increase its scale in North America and to further diversify its North America business by expanding its presence in market verticals such as construction and last mile logistics.
SALIENT TRANSACTION TERMS AND PAYMENT OF CONSIDERATION
The Transaction has been structured in the following manner:
•Trimble and MiX Telematics North America have entered into an Asset Purchase Agreement in terms of which MiX Telematics North America will assume control of FSM operations from the closing date which is expected to be on or about September 2, 2022 (“Closing Date”).
•The Asset Purchase Agreement incorporates (i) a Supply Agreement in respect of which Trimble undertakes to provide certain hardware comprising telematics kits and other parts as required for the fulfilment of subscription contracts for a transitional period; (ii) a Source Code License Agreement in respect of which Trimble grants MiX Telematics North America a non-exclusive, non-transferable license to certain software in respect of hardware used by subscribers; and (iii) a Transition Services Agreement in respect of which Trimble undertakes to provide access to certain applications and network connections to support ongoing operations and customer account management.
•All existing FSM subscriber contracts and the related revenue streams will be acquired by MiX Telematics North America on the Closing Date. At July 31, 2022, FSM had more than 40 000 subscribers.
•The purchase consideration will be determined and payable in cash as follows:
◦MiX Telematics North America will pay an upfront fee of $300 per subscription contract where the FSM customer has purchased or agreed to purchase 4G hardware as of the day immediately prior to the Closing Date and where the contractual term expires on or after the 18-month anniversary of the Closing Date. Based on an anticipated 12 500 such subscription contracts, the upfront fee has been calculated as
$3.8 million (R63.8 million) and is payable on the Closing Date.
◦MiX Telematics North America will also pay additional payments where subscription contracts are subsequently entered into with FSM customers (that were customers on the Closing Date). Depending on the hardware requirements of these customers and specific contract terms, Trimble will be paid between $200 and $300 per subscription contract. These additional payments will be made in respect of the renewal of existing subscriptions as well as for new subscriptions entered into by FSM customers with MiX Telematics North America. Assuming 75% of the total subscriber base is subject to upfront or additional payments, it is expected that an additional $4.7 million (R79.9 million) of consideration will be payable to Trimble. These payments will be made approximately every three months, ending on March 2, 2024, as the terms of subscription contracts in effect on the Closing Date are concluded.
◦The estimated total consideration for additional payments will not exceed $6.4 million (R108.9 million) which assumes a 100% conversion rate, which the Company believes is unlikely.

The Transaction is subject to the satisfaction of certain customary closing conditions, including those related to the accuracy of the parties’ respective representations and warranties, the performance by the parties of their respective covenants and agreements and the absence of a material adverse effect with respect to FSM.
The Asset Purchase Agreement provides for undertakings, warranties and indemnities which are customary for transactions of this nature.
FINANCIAL INFORMATION
Unaudited carve-out accounts prepared by Trimble in anticipation of the transaction indicated that revenue attributable to FSM was $12.7 million and operating profit was $3.2 million for the period beginning July 3, 2021 and ending July 1, 2022. This information was prepared using US GAAP principles subject to carve-out adjustments. For the purposes of this announcement the board of directors is satisfied with the quality of the financial information contained herein. The directors of MiX Telematics are of the view that the value of the FSM business equates to the expected total consideration payable in respect of FSM.
CATEGORIZATION OF THE TRANSACTION
In terms of the JSE Listings Requirements, the Transaction constitutes a category 2 transaction for the Company and therefore shareholder approval is not required.
ABOUT TRIMBLE

Trimble is an industrial technology company focused on delivering solutions through its core technologies in positioning, modeling, connectivity and data analytics aimed at improving productivity, quality, safety, transparency and sustainability. Trimble is a publicly traded company listed on the NASDAQ.

August 25, 2022

JSE sponsor